Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John Mark Ramsey and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Sentio Healthcare Properties, Inc. on Form 10-K for the twelve month period ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Sentio Healthcare Properties, Inc.

Date: March 27, 2013	/s/ JOHN MARK RAMSEY
John Mark Ramsey
President, Chief Executive Officer and Director (Principal Executive Officer)

Date: March 27, 2013	/s/ SHARON C. KAISER
Sharon C. Kaiser
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)